Exhibit 99.1

Brownie’s Marine Group Joins Coastal Conservation Clean-up Hosted by Force Blue & Pepsi Stronger Together

Pompano Beach, FL, August 30, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer, and distributor of tankless dive equipment as well as high-pressure air and industrial compressors in the marine industry, attended a coastal conservation clean-up hosted by Force Blue & Pepsi Stronger Together in Lauderdale-by-the-sea on Monday, August 23.

“Teaming up with Force Blue to be able to support both ocean conservation and our veterans was a special day for our Brownie’s team. These are the missions that Brownie’s Marine Group should be involved in. It was great to participate in the event with athletes from the Professional Fighters League and Mack Hollins from the Miami Dolphins, who all safely dove with our 3-D buoys. We look forward to supporting their next event on the west coast of Florida in just a few weeks.” Said Chris Constable, CEO of Brownie’s Marine Group.

“Joining this event with Force Blue was inspiring for our team. The Force Blue crew is doing amazing work and we aim to follow their footsteps as we join the ocean conservation movement, promoting a bright future for our oceans,” says Blake Carmichael, CEO of BLU3, Inc.

Blake added “I expect our BLU3 products to introduce millions of new divers to the underwater world in the years to come, and along that journey we will have the opportunity to empower each of those divers to become citizen scientist and advocates of ocean conservation. People protect what they love, and loving the ocean is easy. BLU3 products are the steppingstone to getting new people underwater so they can love and protect the underwater world for generation to come.”

“We enjoyed connecting with Brownie’s Marine Group, a company that strives to make a positive difference in the maritime industry, during our Coastal Conservation Clean-up. They donated 23 3D buoys to our combat veterans for our reef dive in Lauderdale-by-the-sea. The promotion of safety and goal to eliminate pollution caused by dive flags, resonates with our mission to preserve and restore the ocean, reefs and ultimately the planet,” says Angelo Fiore, Director of Diving Operations and Training Director, Force Blue.

Angelo added “Having Brownie’s Marine Group present during our upcoming event in Anna Maria Island is going to be a huge bonus for our divers and the event itself. We are looking forward to teaming up with Brownie’s for future missions that align with keeping our oceans blue and our planet green.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

About Force Blue

FORCE BLUE is the only non-profit organization in the world that retrains and redeploys former Special Operations veterans and military-trained combat divers to assist in marine and coral reef conservation efforts.

About Pepsi Stronger Together

Pepsi Stronger Together is a community-focused program that leverages the expertise of Pepsi and its partners to facilitate conversations, bring people together and create smiles in communities in need.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954)-462-5570
investors@browniesmarinegroup.com